Exhibit 1.1

Execution Version

6,500,000 Common Shares

and

Warrants to Purchase 4,875,000 Common Shares

SOPHIRIS BIO INC.

PURCHASE AGREEMENT

August 23, 2016

PIPER JAFFRAY & CO.

As Representative of the several

Underwriters named in Schedule I hereto

c/o Piper Jaffray & Co.

U.S. Bancorp Center

800 Nicollet Mall

Minneapolis, Minnesota 55402

Ladies and Gentlemen:

Sophiris Bio Inc., a British Colombia corporation (and together with its subsidiaries, the “Company”) proposes to sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of (i) 6,500,000 shares (the “Firm Shares”) of Common Shares, no par value per share (the “Common Shares”), of the Company and (ii) warrants to purchase up to 4,875,000 Common Shares in the form set forth in Exhibit A (each, a “Warrant”). Each Firm Share is being sold together with a Warrant to purchase 0.75 Common Shares at an exercise price of $4.00 per whole Common Share. The Company has also granted to the Underwriters an option to purchase up to 975,000 additional Common Shares (“Option Shares”) with additional Warrants to purchase up to 731,250 Common Shares (“Option Warrants”), on the terms and for the purposes set forth in Section 3 hereof. The Firm Shares, Option Shares, Warrants and Option Warrants are collectively called the “Securities.” The Common Shares underlying the Warrants are called the “Warrant Shares.”

The Company hereby confirms its agreement with respect to the sale of the Securities to the several Underwriters, for whom Piper Jaffray & Co. is acting as representative (the “Representative”), as follows:

1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-198782) under the Securities Act of 1933, as amended (the “Securities Act” or “Act”), and the rules and regulations (the “Rules and Regulations”) of the Commission thereunder, and such amendments to such registration statement as may have been required to the date of this Agreement. Such registration statement has been declared effective by the Commission. Each part of such registration statement, including the amendments, exhibits and any schedules thereto, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act and the documents and information otherwise deemed to be a part thereof or included therein by Rule 430B under the Securities Act (the “Rule 430B Information”) or otherwise pursuant to the Rules and Regulations, as of the time the Registration Statement became effective, is herein called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement” and, from and after the date and time of filing of the Rule 462(b) Registration Statement, the term “Registration Statement” shall include the Rule 462(b) Registration Statement.

The prospectus in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement is herein called the “Base Prospectus.” Each preliminary prospectus supplement to the Base Prospectus (including the Base Prospectus as so supplemented), that describes the Securities and the offering thereof, that omitted the Rule 430B Information and that was used prior to the filing of the final prospectus supplement referred to in the following sentence is herein called a “Preliminary Prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file with the Commission a final prospectus supplement to the Base Prospectus relating to the Securities and the offering thereof in accordance with the provisions Rule 430B and Rule 424(b) of the Rules and Regulations. Such final supplemental form of prospectus (including the Base Prospectus as so supplemented), in the form filed with the Commission pursuant to Rule 424(b) is herein called the “Prospectus.” Any reference herein to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the date of such prospectus.

For purposes of this Agreement, all references to the Registration Statement, the Rule 462(b) Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System or any successor system thereto. All references in this Agreement to financial statements and schedules and other information which is “described,” “contained,” “included” or “stated” in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the Rules and Regulations to be a part of or included in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and which is deemed to be incorporated therein by reference therein or otherwise deemed by the Rules and Regulations to be a part thereof.

2. Representations and Warranties of the Company.

(a) Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters as follows:

(i) Registration Statement and Prospectuses. No order preventing or suspending the use of any Preliminary Prospectus or the Prospectus (or any supplement thereto) has been issued by the Commission and no proceeding for that purpose has been initiated or is pending or, to the knowledge of the Company, threatened by the Commission. As of the time each part of the Registration Statement (or any post-effective amendment thereto) became or becomes effective (including each deemed effective date with respect to the Underwriters pursuant to Rule 430B or otherwise under the Securities Act), such part conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations. Upon the filing or first use within the meaning of the Rules and Regulations, each Preliminary Prospectus and the Prospectus (or any supplement to either) conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations. The Registration Statement and any post-effective amendment thereto has become effective under the Securities Act. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement, any post-effective amendment or any part thereof is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission.

(ii) Accurate Disclosure. Each Preliminary Prospectus, at the time of filing thereof or the time of first use within the meaning of the Rules and Regulations, did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Registration Statement nor any amendment thereto, at the effective time of each part thereof, at the Closing Date (as defined below) , contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Time of Sale (as defined below), neither (A) the Time of Sale Disclosure Package (as defined below) nor (B) any issuer free writing prospectus (as defined below), when considered together with the Time of Sale Disclosure Package, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) of the Rules and Regulations, at the Closing Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties in this Section 2(a)(ii) shall not apply to statements in or omissions from any Preliminary Prospectus, the Registration Statement (or any amendment thereto), the Time of Sale Disclosure Package or the Prospectus (or any supplement thereto) made in reliance upon, and in conformity with, written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation of such document, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 6(e).

Each reference to an “issuer free writing prospectus” herein means an issuer free writing prospectus as defined in Rule 433 of the Rules and Regulations.

“Time of Sale Disclosure Package” means the Preliminary Prospectus dated August 22, 2016, any free writing prospectus set forth on Schedule II and the information on Schedule III, all considered together.

Each reference to a “free writing prospectus” herein means a free writing prospectus as defined in Rule 405 of the Rules and Regulations.

“Time of Sale” means 8:30 a.m. (Eastern time) on the date of this Agreement.

(iii) Issuer Free Writing Prospectuses. (A) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, any Preliminary Prospectus or the Prospectus. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by you or by any Underwriter through you specifically for use therein; it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 6(e).

(B) (1) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and (2) at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act, including the Company in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 of the Rules and Regulations (without taking account of any determination by the Commission pursuant to Rule 405 of the Rules and Regulations that it is not necessary that the Company be considered an ineligible issuer), nor an “excluded issuer” as defined in Rule 164 under the Securities Act.

(C) Each Issuer Free Writing Prospectus satisfied, as of its issue date and at all subsequent times to the Time of Sale, all other conditions to use thereof as set forth in Rules 164 and 433 under the Securities Act.

(iv) No Other Offering Materials. The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Time of Sale Disclosure Package or the Prospectus or other materials permitted by the Act to be distributed by the Company; provided, however, that, except as set forth on Schedule II, the Company has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus, except in accordance with the provisions of Section 4(a)(xiii) of this Agreement.

(v) Financial Statements. The financial statements of the Company, together with the related notes and the interactive data in eXtensible Business Reporting Language, set forth or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and fairly present the financial condition of the Company as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles in the United States (“GAAP”)consistently applied throughout the periods involved; and, except as disclosed in the Time of Sale Disclosure Package and the Prospectus, there are no material off-balance sheet arrangements (as defined in Regulation S-K under the Act, Item 303(a)(4)(ii)) or any other relationships with unconsolidated entities or other persons, that may have a material current or, to the Company’s knowledge, material future effect on the Company’s financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenue or expenses. No other financial statements or schedules are required to be included in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus. To the Company’s knowledge, PricewaterhouseCoopers LLP, which has expressed its opinion with respect to the financial statements filed as a part of the Registration Statement and included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, is (x) an independent public accounting firm within the meaning of the Act and the Rules and Regulations, (y) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)) and (z) not in violation of the auditor independence requirements of the Sarbanes-Oxley Act.

(vi) Organization and Good Standing. The Company has been duly organized and is validly existing as a corporation in good standing (or foreign equivalent) under the laws of its jurisdiction of incorporation. The Company has full corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation in good standing under the laws of each jurisdiction where such qualification is required, except where the failure to so qualify would have a material adverse effect upon the business, prospects, management, properties, operations, condition (financial or otherwise) or results of operations of the Company (“Material Adverse Effect”).

(vii) Absence of Certain Events. Except as contemplated in the Time of Sale Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there has not been any change in the capital stock (other than a change in the number of outstanding Common Shares due to the issuance of shares upon the exercise of outstanding options or warrants or conversion of convertible securities), or any material change in the short-term or long-term debt (other than as a result of the conversion of convertible securities), or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company or any Material Adverse Effect or any development which would reasonably be expected to result in any Material Adverse Effect.

(viii) Absence of Proceedings. Except as set forth in the Registration Statement, Time of Sale Disclosure Package and in the Prospectus, there is not pending or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding (a) to which the Company is a party or (b) which has as the subject thereof any officer or director of the Company, any employee benefit plan sponsored by the Company or any property or assets owned or leased by the Company before or by any court or Governmental Authority (as defined below), or any arbitrator, which, individually or in the aggregate, would reasonably be expected to result in any Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement or which are otherwise material in the context of the sale of the Securities. There are no current or, to the knowledge of the Company, pending, legal, governmental or regulatory actions, suits or proceedings (x) to which the Company is subject or (y) which has as the subject thereof any officer or director of the Company, any employee plan sponsored by the Company or any property or assets owned or leased by the Company, that are required to be described in the Registration Statement, Time of Sale Disclosure Package and Prospectus by the Act or by the Rules and Regulations and that have not been so described.

(ix) Authorization; No Conflicts; Authority. This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal, province or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The warrant agreement governing the Warrants (the “Warrant Agreement”) to be dated as of the Closing Date, has been duly authorized by the Company and, when executed and delivered by the Company, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The execution, delivery and performance of this Agreement and the Warrant Agreement, and the consummation of the transactions herein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (B) result in any violation of the provisions of the Company’s charter or by-laws or (C) result in the violation of any law or statute or any judgment, order, rule, regulation or decree of any court or arbitrator or federal, state, local or foreign governmental agency or regulatory authority having jurisdiction over the Company or any of its properties or assets (each, a “Governmental Authority”), except in the case of clauses (A) or (C) as would not, individually or in the aggregate, reasonably be likely to result in a Material Adverse Effect. No consent, approval, authorization or order of, or registration or filing with any Governmental Authority is required for the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated hereby, including the issuance or sale of the Securities by the Company and the issuance of the Warrant Shares upon exercise of the Warrants, except such as may be required under the Act , the rules of the Financial Industry Regulatory Authority (“FINRA”) or state securities or blue sky laws or Canadian provincial securities laws; and the Company has full power and authority to enter into this Agreement and the Warrant Agreement and to consummate the transactions contemplated hereby and thereby, including the authorization, issuance and sale of the Securities as contemplated by this Agreement and the issuance of the Warrant Shares upon exercise of the Warrants.

(x) Capitalization; the Securities; Registration Rights. All of the issued and outstanding shares of capital stock of the Company, including the outstanding Common Shares, is duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal, provincial and state securities laws and are not subject to any preemptive rights or other rights; the Securities which may be sold hereunder by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable; the Warrants which may be sold hereunder by the Company have been duly authorized for issuance and sale by the Company and, when executed, issued and delivered and fully paid for in accordance with the terms of this Agreement, will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity; the Warrant Shares have been duly authorized and reserved for issuance pursuant to the terms of the Warrants, and when issued by the Company upon valid exercise of the Warrants and payment of the exercise price, will be validly issued, fully paid and nonassessable and the capital stock of the Company, including the Common Shares, conforms to the description thereof in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus. Except as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Shares or other securities of the Company that have not been fully complied with or previously waived. The issuance of the Securities is not subject to any preemptive or similar rights. The Company has an authorized and outstanding capitalization as set forth in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, as of the dates set forth therein. The description of the Common Shares (including the Securities and the Warrant Shares) conforms in all material respects to the description thereof contained in the Time of Sale Disclosure Package and the Prospectus.

(xi) Stock Options. Except as described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of the capital stock of the Company. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Time of Sale Disclosure Package and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

(xii) Compliance with Laws. The Company holds, and is operating in compliance in all material respects with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any Governmental Authority required for the conduct of its business as currently conducted (collectively, the “Permits”), except where the failure to possess any Permit would not, individually or in the aggregate, have a Material Adverse Effect; all such Permits are valid and in full force and effect and the Company has not received written notice of any revocation of any such Permit or written notice of any modification of any such Permit that would result in a Material Adverse Effect, nor has reason to believe that any such Permit will not be renewed in the ordinary course; and, to the Company’s knowledge, the Company is in compliance in all material respects with all applicable federal, state, local and foreign laws and regulations.

(xiii) Ownership of Assets. The Company has good and marketable title to all property (whether real or personal) that is material to the business and is described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus as being owned by it, in each case free and clear of all liens, claims, security interests, other encumbrances or defects except such as (a) are described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus or (b) would not, individually or in the aggregate, reasonably be likely to result in a Material Adverse Effect. The property held under lease by the Company is held by it under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company.

(xiv) Intellectual Property. Except as disclosed in the Registration Statement, Time of Sale Disclosure Package and the Prospectus, the Company licenses, owns, possesses, or can acquire on reasonable terms, all Intellectual Property necessary for the conduct of the Company’s business as now conducted or as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus to be conducted, except as such failure to license, own, possess, or acquire such rights would not result in a Material Adverse Effect. Furthermore, (A) to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any such Intellectual Property, except as such infringement, misappropriation or violation would not result in a Material Adverse Effect; (B) there is no pending or, to the knowledge of the Company, threatened, action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (C) the Intellectual Property owned by the Company, and to the knowledge of the Company, the Intellectual Property licensed to the Company, has not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others (excluding with respect to ordinary course interactions with patent authorities during patent prosecution) challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (D) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, and the Company is unaware of any fact which would form a reasonable basis for any such claim; and (E) to the Company’s knowledge, no employee of the Company is in or has ever been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or actions undertaken by the employee while employed with the Company, except as such violation would not result in a Material Adverse Effect. “Intellectual Property” shall mean all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, domain names, technology, know-how and other intellectual property.

(xv) Clinical Trials and Studies. The studies, tests and preclinical and clinical trials conducted by or on behalf of, or sponsored by, the Company, or in which the Company has participated, that are described in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, or the results of which are referred to in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, were and, if still pending, are being conducted in all material respects in accordance with all applicable statutes, rules and regulations of the FDA, the European Medicines Agency (the “EMA”) and other comparable drug and medical device (including diagnostic product) regulatory agencies outside of the United States to which they are subject; the descriptions of the results of such studies, tests and trials contained in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus do not contain any misstatement of a material fact or omit to state a material fact necessary to make such statements not misleading in any material respect; the Company has no knowledge of any studies, tests or trials not described in the Disclosure Package and the Prospectus the results of which reasonably call into question in any material respect the results of the studies, tests and trials described in the Registration Statement, the Time of Sale Disclosure Package or Prospectus; and the Company has not received any written notices or other written correspondence from the FDA, EMA or any other foreign, state or local governmental body exercising comparable authority or any institutional review board or comparable authority requiring or threatening the termination, suspension or material modification of any studies, tests or preclinical or clinical trials conducted by or on behalf of, or sponsored by, the Company or in which the Company has participated, and, to the Company’s knowledge, there are no reasonable grounds for the same.

(xvi) No Violations or Defaults. The Company is not in violation of its charter, by-laws or other organizational documents, or in breach of or otherwise in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement or any other material contract, lease or other instrument to which it is subject or by which it may be bound, or to which any of the material property or assets of the Company is subject.

(xvii) Taxes. The Company have timely filed all federal, state, local and foreign income and franchise tax returns required to be filed and are not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company is contesting in good faith, except where the failure to file such tax returns or to pay such taxes would not result in a Material Adverse Effect. There is no pending dispute with any taxing authority relating to any of such returns, and the Company has no knowledge of any proposed liability for any tax to be imposed upon the properties or assets of the Company for which there is not an adequate reserve reflected in the Company’s financial statements included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.

(xviii) Exchange Listing and Exchange Act Registration. The Common Shares are registered pursuant to Section 12(b) of the Exchange Act and are included or approved for listing on the Nasdaq Capital Market (“Nasdaq”) and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act or delisting the Common Shares from Nasdaq nor has the Company received any written notification that the Commission or Nasdaq is contemplating terminating such registration or listing. The Company has complied in all material respects with the applicable requirements of Nasdaq for maintenance of inclusion of the Common Shares thereon. The Securities and Warrant Shares, when issued, will be listed on Nasdaq. Except as previously disclosed to counsel for the Underwriters or as set forth in the Time of Sale Disclosure Package and the Prospectus, to the knowledge of the Company, no beneficial owners of the Company’s capital stock or subordinated debt who, together with their associated persons and affiliates, hold in the aggregate 10% or more of such capital stock or subordinated debt, have any direct or indirect association or affiliate with any Underwriter.

(xix) Internal Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, the Company’s internal control over financial reporting is effective and none of the Company, its board of directors and audit committee is aware of any “significant deficiencies” or “material weaknesses” (each as defined by the Public Company Accounting Oversight Board) in its internal control over financial reporting, or any fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the Company’s internal controls.

(xx) No Brokers or Finders. Other than as contemplated by this Agreement, the Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the Warrant Agreement or the consummation of the transactions contemplated hereby and thereby.

(xxi) Insurance. The Company carries, or is covered by, insurance from reputable insurers in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries; all policies of insurance and any fidelity or surety bonds insuring the Company or its business, assets, employees, officers and directors are in full force and effect; the Company is in material compliance with the terms of such policies and instruments in all material respects; there are no claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(xxii) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(xxiii) Eligibility to use Form S-3. The conditions for use of Form S-3, set forth in the General Instructions thereto, have been satisfied.

(xxiv) Incorporated Documents. The documents incorporated by reference in the Time of Sale Disclosure Package and in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and were filed on a timely basis with the Commission and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; any further documents so filed and incorporated by reference in the Time of Sale Disclosure Package or in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(xxv) Sarbanes-Oxley Act. The Company is in compliance with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder.

(xxvi) Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) and such controls and procedures are effective in ensuring that material information relating to the Company is made known to the principal executive officer and the principal financial officer. The Company has utilized such controls and procedures in preparing and evaluating the disclosures in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus.

(xxvii) Anti-Bribery and Anti-Money Laundering Laws. Each of the Company its affiliates and to the knowledge of the Company, any of their respective officers, directors, supervisors, managers, agents, or employees, has not violated, its participation in the offering will not violate, and the Company has instituted and maintains policies and procedures designed to ensure continued compliance with, each of the following laws: anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other law, rule or regulation of similar purposes and scope, or anti-money laundering laws, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 US. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder.

(xxviii) OFAC.

(A) Neither the Company nor, to the knowledge of the Company, any of its directors, officers or employees, nor, to the Company’s knowledge, any agent, affiliate or representative of the Company, is an individual or entity that is, or is owned or controlled by an individual or entity that is:

(1) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury (collectively, “Sanctions”), nor

(2) operating from, organized in, or resident in a country or territory that is the subject of Sanctions (at the time of the Agreement, the Crimea region of Ukraine, Cuba, Iran, North Korea, Sudan and Syria).

(B) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity:

(1) to fund or facilitate any activities or business of or with any individual or entity or in any country or territory that, at the time of such funding or facilitation, is the subject of comprehensive Sanctions; or

(2) in any other manner that will result in a violation of comprehensive Sanctions by any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise).

(C) For the past three years, the Company has not knowingly engaged in, and is not now knowingly engaged in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(xxix) Compliance with Environmental Laws. Except as disclosed in the Time of Disclosure Package and the Prospectus, the Company is not in violation of any statute, any rule, regulation, decision or order of any Governmental Authority or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate, have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim. The Company does not anticipate incurring any material capital expenditures relating to compliance with Environmental Laws.

(xxx) ERISA and Employee Benefits Matters. (A) To the knowledge of the Company, no “prohibited transaction” as defined under Section 406 of ERISA or Section 4975 of the Code and not exempt under ERISA Section 408 and the regulations and published interpretations thereunder has occurred with respect to any Employee Benefit Plan. At no time has the Company or any ERISA Affiliate maintained, sponsored, participated in, contributed to or has or had any liability or obligation in respect of any Employee Benefit Plan subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA, or Section 412 of the Code or any “multiemployer plan” as defined in Section 3(37) of ERISA or any multiple employer plan for which the Company or any ERISA Affiliate has incurred or could incur liability under Section 4063 or 4064 of ERISA. No Employee Benefit Plan provides or promises, or at any time provided or promised, retiree health, life insurance, or other retiree welfare benefits except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or similar state law. Each Employee Benefit Plan is and has been operated in material compliance with its terms and all applicable laws, including but not limited to ERISA and the Code and, to the knowledge of the Company, no event has occurred (including a “reportable event” as such term is defined in Section 4043 of ERISA) and no condition exists that would subject the Company or any ERISA Affiliate to any material tax, fine, lien, penalty or liability imposed by ERISA, the Code or other applicable law, except as would not reasonably be expected to have a Material Adverse Effect. Each Employee Benefit Plan intended to be qualified under Code Section 401(a) is so qualified and has a favorable determination or opinion letter from the IRS upon which it can rely, and any such determination or opinion letter remains in effect and has not been revoked; to the knowledge of the Company, nothing has occurred since the date of any such determination or opinion letter that is reasonably likely to adversely affect such qualification; (B) the Company does not have any obligations under any collective bargaining agreement with any union and, to the knowledge of the Company, no organization efforts are underway with respect to Company employees. As used in this Agreement, “Code” means the Internal Revenue Code of 1986, as amended; “Employee Benefit Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA, including, without limitation, all stock purchase, stock option, stock-based severance, employment, change-in-control, medical, disability, fringe benefit, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, under which (1) any current or former employee, director or independent contractor of the Company has any present or future right to benefits and which are contributed to, sponsored by or maintained by the Company or (2) the Company has had or has any present or future obligation or liability; “ERISA” means the Employee Retirement Income Security Act of 1974, as amended; “ERISA Affiliate” means any member of the company’s controlled group as defined in Code Section 414(b), (c), (m) or (o).

(xxxi) Business Arrangements. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, the Company has not granted rights to develop, manufacture, produce, assemble, distribute, license, market or sell its products to any other person and is not bound by any agreement that affects the exclusive right of the Company to develop, manufacture, produce, assemble, distribute, license, market or sell its products.

(xxxiii) Labor Matters. No labor problem or dispute with the employees of the Company exists, or to the knowledge of the Company, or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, contractors or customers, that would reasonably expected to have a Material Adverse Effect.

(xxxiv) Statistical Information. Any third-party statistical and market-related data included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(xxxv) Forward-looking Statements. No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

3. Purchase, Sale and Delivery of Securities.

(a) Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Firm Shares and Warrants to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company the number of Firm Shares and Warrants set forth opposite the name of such Underwriter in Schedule I hereto. The purchase price per combined Firm Share and Warrant shall be $3.72 per combined Firm Share and Warrant. In making this Agreement, each Underwriter is contracting severally and not jointly; except as provided in paragraph (c) of this Section 3 and in Section 8 hereof, the agreement of each Underwriter is to purchase only the respective number of Firm Shares and Warrants specified in Schedule I.

The Firm Shares will be delivered by the Company to you for the accounts of the several Underwriters against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company, as appropriate, at the offices of Piper Jaffray & Co., U.S. Bancorp Center, 800 Nicollet Mall, Minneapolis, Minnesota, or such other location as may be mutually acceptable, at 10:00 a.m. Eastern time on the third (or if the Securities are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the fourth) full business day following the date hereof, or at such other time and date as you and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, such time and date of delivery being herein referred to as the “First Closing Date.” Delivery of the Firm Shares shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct.

(b) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth the Company, with respect to 975,000 Option Shares and 731,250 Option Warrants hereby grants to the several Underwriters an option to purchase all or any portion of the Option Shares and Option Warrants at the same purchase price as the combined Firm Shares and Warrants. The option granted hereunder may be exercised in whole or in part at any time within 30 days after the effective date of this Agreement upon notice (confirmed in writing) by the Representative to the Company setting forth the aggregate number of Option Shares and Option Warrants as to which the several Underwriters are exercising the option, the names and denominations in which the Option Shares are to be registered and the date and time, as determined by you, when the Option Shares are to be delivered, such time and date being herein referred to as the “Second Closing” and “Second Closing Date,” respectively and, together with the First Closing Date, the “Closing Date”; provided, however, that the Second Closing Date shall not be earlier than the First Closing Date nor earlier than the second business day after the date on which the option shall have been exercised. If the option is exercised, the obligation of each Underwriter shall be to purchase from the Company up to an aggregate of 975,000 Option Shares and 731,250 Option Warrants. The number of Option Shares and Option Warrants to be purchased by each Underwriter shall be the same percentage of the total number of Option Shares and Option Warrants to be purchased by the several Underwriters as the number of Firm Shares to be purchased by such Underwriter is of the total number of Firm Shares to be purchased by the several Underwriters, as adjusted by the Representative in such manner as the Representative deems advisable to avoid fractional shares. No Option Shares or Option Warrants shall be sold and delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered.

The Option Shares will be delivered by the Company, as appropriate, to you for the accounts of the several Underwriters against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company, as appropriate, at the offices of Piper Jaffray & Co., U.S. Bancorp Center, 800 Nicollet Mall, Minneapolis, Minnesota, or such other location as may be mutually acceptable, at 10:00 a.m., Eastern time, on the Second Closing Date. Delivery of the Option Shares shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct.

(c) Purchase by Representative on Behalf of Underwriters. It is understood that you, individually and not as Representative of the several Underwriters, may (but shall not be obligated to) make payment to the Company on behalf of any Underwriter for the Securities to be purchased by such Underwriter. Any such payment by you shall not relieve any such Underwriter of any of its obligations hereunder. Nothing herein contained shall constitute any of the Underwriters an unincorporated association or partner with the Company.

4. Covenants.

(a) Covenants of the Company. The Company covenants and agrees with the several Underwriters as follows:

(i) Required Filings. During the period beginning on the date hereof and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered (assuming the absence of Rule 172 under the Securities Act), in connection with sales by an Underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement (including any Rule 462(b) Registration Statement), the Time of Sale Disclosure Package or the Prospectus, the Company shall furnish to the Representative for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representative or counsel to the Underwriters reasonably object. Subject to this Section 4(a)(i), following execution of this Agreement, the Company will prepare the Prospectus containing the Rule 430B Information and other selling terms of the Securities, the plan of distribution thereof and such other information as may be required by the Securities Act or the Rules and Regulations or as the Representative and the Company may deem appropriate, and if requested by the Representative, an issuer free writing prospectus containing the selling terms of the Securities and such other information as the Company and the Representative may deem appropriate, and will file or transmit for filing with the Commission, in accordance with Rule 424(b) or Rule 433, as the case may be, copies of the Prospectus and each issuer free writing prospectus.

(ii) Notification of Certain Commission Actions. After the date of this Agreement, the Company shall promptly advise the Representative in writing (A) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (B) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus, the Time of Sale Disclosure Package or the Prospectus, (C) of the time and date that any post-effective amendment to the Registration Statement becomes effective, (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending its use or the use of any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any issuer free writing prospectus, or (E) of any proceedings to remove, suspend or terminate from listing or quotation the Common Shares from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 430B, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b), Rule 433 or Rule 462 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or Rule 164(b)).

(iii) Continued Compliance with Securities Laws. (A) During the Prospectus Delivery Period, the Company will comply as far as it is able with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof, the Time of Sale Disclosure Package and the Prospectus. If during such period any event occurs as a result of which the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary or appropriate in the opinion of the Company or its counsel or the Representative or counsel to the Underwriters to amend the Registration Statement or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) to comply with the Securities Act or to file under the Exchange Act any document which would be deemed to be incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, the Company promptly will (x) notify you of such untrue statement or omission, (y) amend the Registration Statement or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) or file such document (at the expense of the Company) so as to correct such statement or omission or effect such compliance, and (z) notify you when any amendment to the Registration Statement is filed or becomes effective or when any supplement to the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) is filed.

(B) If at any time following issuance of an issuer free writing prospectus there occurred or occurs an event or development as a result of which such issuer free writing prospectus conflicted or would conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company (x) has promptly notified or promptly will notify the Representative of such conflict, untrue statement or omission, (y) has promptly amended or will promptly amend or supplement, at its own expense, such issuer free writing prospectus to eliminate or correct such conflict, untrue statement or omission, and (z) has notified or promptly will notify you when such amendment or supplement was or is filed with the Commission where so required to be filed.

(iv) Blue Sky Qualifications. The Company shall take or cause to be taken all necessary action to qualify the Securities for sale under the securities laws of such jurisdictions as you reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Securities, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any state or subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(v) Provision of Documents. The Company will furnish, at its own expense, to the Underwriters and counsel for the Underwriters copies of the Registration Statement (which will include three complete signed copies of the Registration Statement and all consents and exhibits filed therewith), and to the Underwriters and any dealer each Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, any issuer free writing prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as you may from time to time reasonably request.

(vi) Rule 158. The Company will make generally available to its security holders as soon as practicable, but in no event later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

(vii) Payment and Reimbursement of Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is otherwise terminated (but subject to clause I below), will pay or cause to be paid (A) all expenses (including transfer taxes allocated to the transferees) incurred in connection with the delivery to the Underwriters of the Securities, (B) all expenses and fees (including, without limitation, fees and expenses of the Company’s accountants and counsel, but excluding, for the avoidance of doubt, reasonable fees and disbursements of the Underwriters’ counsel, which shall be paid pursuant to clause (I) below) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Securities, each Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, any issuer free writing prospectus and any amendment thereof or supplement thereto, and the printing, delivery, and shipping of this Agreement and other underwriting documents, including Blue Sky Memoranda (covering the states and other applicable jurisdictions), (C) all reasonable filing fees and reasonable fees and disbursements of the Underwriters’ counsel incurred in connection with the qualification of the Securities for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states, the provinces of Canada and other jurisdictions which you shall designate, (D) the reasonable fees and expenses of any transfer agent or registrar, (E) the reasonable filing fees and fees and disbursements of Underwriters’ counsel incident to any required review and approval by FINRA of the terms of the sale of the Securities, (F) listing fees, if any, (G) the cost and expenses of the Company relating to investor presentations or any “roadshow” undertaken in connection with marketing of the Securities, (H) all other costs and expenses of the Company incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein and (I) all other reasonable costs and out-of-pocket expenses of the Underwriters (including reasonable fees and disbursements of counsel) incident to the performance of its obligations hereunder not otherwise specifically provided for here, provided however such costs and expenses provided for in this clause (C), (E) and (I) shall not exceed the cap (“Cap”) set forth in the seventh paragraph of that certain letter agreement by and between the Company and the Representative, dated August 11, 2016. Notwithstanding the above, if this Agreement is terminated by the Representative pursuant to Section 9 hereof or if the sale of the Securities provided for herein is not consummated by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the several Underwriters for all out-of-pocket accountable disbursements (including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges) incurred by the Underwriters in connection with their investigation, preparing to market and marketing the Securities or in contemplation of performing their obligations hereunder in an aggregate amount not to exceed the Cap.

(viii) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities to be sold by it hereunder for the purposes set forth in the Time of Sale Disclosure Package and in the Prospectus.

(ix) Company Lock Up. The Company will not, without the prior written consent of Piper Jaffray & Co., from the date of execution of this Agreement and continuing to and including the date 90 days after the date of the Prospectus (the “Lock-Up Period”), (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or (B) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Shares, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise, except to the Underwriters pursuant to this Agreement. The restrictions contained in this Section 4(a)(ix) shall not apply to (i) the issuance by the Company of Common Shares upon the exercise of a stock option or warrant or the conversion of a security outstanding on the date hereof, (ii) grants of options or the issuance of Common Shares by the Company pursuant to equity incentive plans described in the Time of Sale Disclosure Package, (iii) the issuance of options or other equity awards to directors or executive officers of the Company in the ordinary course of business, and (iv) securities of the Company issued in connection with a joint venture or collaboration or other strategic or commercial relationship existing prior to, on or following the date hereof; provided, that in the case of clauses (iii) and (iv) any recipient (as applicable) agrees to be bound in writing by the restrictions set forth herein for the remainder of the Lock-Up Period and in the case of clause (iv), the aggregate amount of such issuances shall not exceed 10% of the total outstanding Common Shares of the Company on the date hereof.

(x) Lock-Ups. The Company has caused to be delivered to you prior to the date of this Agreement a letter, in the form of Exhibit B hereto (the “Lock-Up Agreement”), from each individual listed on Schedule IV. The Company will enforce the terms of each Lock-Up Agreement and issue stop-transfer instructions to the transfer agent for the Common Shares with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable Lock-Up Agreement.

(xi) No Market Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities

(xii) SEC Reports. During the Prospectus Delivery Period, the Company will file on a timely basis with the Commission such periodic and special reports as required by the Rules and Regulations.

(xiii) Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior written consent of Piper Jaffray & Co., and each Underwriter severally represents and agrees that, unless it obtains the prior written consent of the Company and Piper Jaffray & Co., it has not made and will not make any offer relating to the Securities that would constitute an issuer free writing prospectus or that would otherwise constitute a free writing prospectus required to be filed with the Commission; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule II. Any such free writing prospectus consented to by the Company and Piper Jaffray & Co. is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an issuer free writing prospectus and has complied and will comply with the requirements of Rule 164 and Rule 433 applicable to any Permitted Free Writing Prospectus.

(xv) Variable Rate Transactions. From the date hereof until the second anniversary of the Closing Date, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company of Common Shares or any securities of the Company which would entitle the holder thereof to acquire at any time Common Shares, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Shares (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional Common Shares either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Shares at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Shares or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit, whereby the Company may issue securities at a future determined price.

(b) Covenants of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed issuer free writing prospectus, (ii) any issuer free writing prospectus listed on Schedule II or prepared pursuant to Section 4(a)(xiii) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing.

(b) It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Firm Shares or Option Shares unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that Underwriters may use a term sheet substantially in the form of Schedule III hereto without the consent of the Company; provided further that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.

(c)It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy, as of the date hereof and at each of the First Closing Date and the Second Closing Date (as if made at such Closing Date), of and compliance with all representations, warranties and agreements of the Company contained herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) Required Filings; Absence of Certain Commission Actions. If filing of the Prospectus, or any amendment or supplement thereto, or any issuer free writing prospectus, is required under the Securities Act or the Rules and Regulations, the Company shall have filed the Prospectus (or such amendment or supplement) or such issuer free writing prospectus with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or Rule 164(b)); the Registration Statement shall remain effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof, any Rule 462(b) Registration Statement, or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any issuer free writing prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; any request of the Commission for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, any issuer free writing prospectus or otherwise) shall have been complied with to your satisfaction.

(b) Continued Compliance with Securities Laws. No Underwriter shall have advised the Company that it reasonably believes that (i) the Registration Statement or any amendment thereof or supplement thereto contains an untrue statement of a material fact which, in your opinion, is material or omits to state a material fact which, in your opinion, is required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Time of Sale Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, or any issuer free writing prospectus contains an untrue statement of fact which, in your opinion, is material, or omits to state a fact which, in your opinion, is material and is required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

(c) Absence of Certain Events. Except as contemplated in the Time of Sale Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, the Company shall not have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there shall not have been any change in the capital stock (other than a change in the number of outstanding Common Shares due to the issuance of shares upon the exercise of outstanding options or warrants or conversion of convertible securities), or any material change in the short-term or long-term debt of the Company (other than as a result of the conversion of convertible securities), or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company, or any Material Adverse Effect or any development involving a prospective Material Adverse Effect (whether or not arising in the ordinary course of business), or any loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, incurred by the Company, the effect of which, in any such case described above, in your judgment, makes it impractical or inadvisable to offer or deliver the Securities on the terms and in the manner contemplated in the Time of Sale Disclosure Package and in the Prospectus.

(d) Opinion of Company Counsel. On each Closing Date, there shall have been furnished to you, as Representative of the several Underwriters, the opinion and negative assurance letter of Cooley LLP, counsel for the Company, dated the Closing Date and addressed to you in form and substance reasonably satisfactory to the Representative.

(e) Opinion of Canadian Company Counsel. On each Closing Date, there shall have been furnished to you, as Representative of the several Underwriters, the opinion and negative assurance letter of Fasken Martineau DuMoulin LLP, Canadian counsel for the Company, dated the Closing Date and addressed to you in form and substance reasonably satisfactory to the Representative.

(f) Opinion of Intellectual Property Counsel. On each Closing Date, there shall have been furnished to you, as Representative of the several Underwriters, the opinion of Global Patent Group, LLC, counsel for the Company, with respect to intellectual property matters of the Company, dated the Closing Date and addressed to you in form and substance reasonably satisfactory to the Representative.

(g) Opinion of Underwriters’ Counsel. On each Closing Date, there shall have been furnished to you, as Representative of the several Underwriters, the opinion and negative assurance letter of Dechert LLP, counsel for the several Underwriters, dated the Closing Date and addressed to you, with respect to the formation of the Company, the validity of the Securities, the Registration Statement, the Time of Sale Disclosure Package, the Prospectus and other related matters as you reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

(h) Comfort Letter. On the date hereof, on the effective date of any post-effective amendment to the Registration Statement filed after the date hereof and on each Closing Date you, as Representative of the several Underwriters, shall have received an accountant’s “comfort” letter of PricewaterhouseCoopers LLP, dated such date and addressed to you, in form and substance satisfactory to you.

(i) Officers’ Certificate. On each Closing Date, there shall have been furnished to you, as Representative of the Underwriters, a certificate, dated the Closing Date and addressed to you, signed by the chief executive officer and by the chief financial officer of the Company, to the effect that:

(i) The representations and warranties of the Company in this Agreement are true and correct as if made at and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) No stop order or other order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Securities for offering or sale or notice that would prevent use of the Registration Statement, nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any issuer free writing prospectus, has been issued, and no proceeding for that purpose has been instituted or, to the best of their knowledge, is contemplated by the Commission or any state, province or regulatory body; and

(iii) Affirms the accuracy of the matters set forth in subsection (B) of this Section 5.

(j) Secretary’s Certificate. On each Closing Date, there shall have been furnished to you, as Representative of the Underwriters, a certificate, dated the Closing Date and addressed to you, signed by the secretary of the Company, in customary form.

(k) Lock-Up Agreement. The Underwriters shall have received all of the Lock-Up Agreements referenced in Section 4 and the Lock-Up Agreements shall remain in full force and effect at the Closing Date.

(l) Other Documents. The Company shall have furnished to you and counsel for the Underwriters such additional documents, certificates and evidence as you or they may have reasonably requested.

(m) Exchange Listing. The Firm Shares and Option Shares (and the Warrant Shares underlying the Warrants), as applicable, to be delivered on the Closing Date will be listed on Nasdaq.

(n) Warrant Agreements. The Underwriters shall have received copies of the Warrant Agreement, duly executed by the Company.

(p) Transfer Agent. The Company will maintain a transfer agent.

(p) Warrant Share Reserve. The Company shall, at all times while any Warrants are outstanding, reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Shares, solely for the purpose of enabling it to issue Warrant Shares upon exercise of such Warrants, the number of Warrant Shares that are issuable and deliverable upon the exercise of the then-outstanding Warrants from time to time.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and counsel for the Underwriters. The Company will furnish you with such conformed copies of such opinions, certificates, letters and other documents as you shall reasonably request.

6. Indemnification and Contribution.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise (including in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the 430A or 430B Information and any other information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to the Rules and Regulations, if applicable, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, any issuer free writing prospectus, or any issuer information that the Company has filed or is required to file pursuant to Rule 433(d) of the Rules and Regulations, or directly arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of (other than in the case of the Registration Statement) the circumstances under which they are made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with preparing, investigating or defending against such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof; it being understood and agreed that the only information furnished by an Underwriter consists of the information described as such in Section 6(e).

(b) Indemnification by the Underwriters. Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company, its affiliates, directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act and Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise (including in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, or any issuer free writing prospectus, or any issuer information that the Company has filed or is required to file pursuant to Rule 433(d) of the Rules and Regulations, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of (other than in the case of the Registration Statement) the circumstances under which they are made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by you, or by such Underwriter through you, specifically for use in the preparation thereof (it being understood and agreed that the only information furnished by an Underwriter consists of the information described as such in Section 6(e)), and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability or action as such expenses are incurred.

(c) Notice and Procedures. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure (through the forfeiture of substantive rights or defenses). In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the sole judgment of the indemnified party, it is advisable for the indemnified party to be represented as a group by separate counsel, the indemnified party shall have the right to employ a single counsel (in addition to local counsel) to represent the indemnified parties who may be subject to liability arising from any claim in respect of which indemnity may be sought by the Underwriters under subsection (a) of this Section 6, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the Underwriters as incurred. An indemnifying party shall not be obligated under any settlement agreement relating to any action under this Section 6 to which it has not agreed in writing. In addition, no indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld or delayed), effect any settlement of any pending or threatened proceeding unless such settlement includes an unconditional release of such indemnified party for all liability on claims that are the subject matter of such proceeding and does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party. Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel pursuant to this Section 6(c), such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d) Contribution; Limitations on Liability; Non-Exclusive Remedy. If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the Securities purchased by it hereunder exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies that might otherwise be available to any indemnified party at law or in equity.

(e) Information Provided by the Underwriters. The Underwriters severally confirm and the Company acknowledges that the statements with respect to the public offering of the Securities by the Underwriters set forth in the second, eleventh and twelfth paragraphs under the caption “Underwriting” in the Time of Sale Disclosure Package and in the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any issuer free writing prospectus.

7. Representations and Agreements to Survive Delivery. All representations, warranties, and agreements of the Company herein or in certificates delivered pursuant hereto, including but not limited to the agreements of the several Underwriters, the Company contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Securities to and by the Underwriters hereunder and any termination of this Agreement.

8. Substitution of Underwriters.

(a) Obligation to Purchase Under Certain Circumstances. If any Underwriter or Underwriters shall fail to take up and pay for the amount of Securities agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Securities in accordance with the terms hereof, and the amount of Securities not purchased does not aggregate more than 10% of the total amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall be obligated to take up and pay for (in proportion to their respective underwriting obligations hereunder as set forth in Schedule I hereto except as may otherwise be determined by you) the Securities that the withdrawing or defaulting Underwriters agreed but failed to purchase.

(b) Termination Under Certain Circumstances. If any Underwriter or Underwriters shall fail to take up and pay for the amount of Securities agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Securities in accordance with the terms hereof, and the amount of Securities not purchased aggregates more than 10% of the total amount of Securities set forth in Schedule I hereto, and arrangements satisfactory to you for the purchase of such Securities by other persons are not made within 36 hours thereafter, this Agreement shall terminate. In the event of any such termination the Company shall not be under any liability to any Underwriter (except to the extent provided in Section 4(a)(vii) and Section 6 hereof) nor shall any Underwriter (other than an Underwriter who shall have failed, otherwise than for some reason permitted under this Agreement, to purchase the amount of Securities agreed by such Underwriter to be purchased hereunder) be under any liability to the Company (except to the extent provided in Section 6 hereof).

(c) Postponement of Closing. If Securities to which a default relates are to be purchased by the non-defaulting Underwriters or by any other party or parties, the Representative or the Company shall have the right to postpone the Closing Date for not more than seven business days in order that the necessary changes in the Registration Statement, in the Time of Sale Disclosure Package, in the Prospectus or in any other documents, as well as any other arrangements, may be effected. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 8.

(d) No Relief from Liability. No action taken pursuant to this Section shall relieve any defaulting Underwriter of any liability it may have to the Company, if any, in respect of such default.

9. Termination of this Agreement.

(a) Right to Terminate. You, as Representative of the several Underwriters, shall have the right to terminate this Agreement by giving notice to the Company as hereinafter specified at any time at or prior to the First Closing Date, and the option referred to in Section 3, if exercised, may be cancelled at any time prior to the Second Closing Date, if (i) the Company or shall have failed in any material respect at or prior to the Closing Date, to perform any agreement on its or their part to be performed hereunder, (ii) trading in the Company’s Common Shares shall have been suspended by the Commission or the NASDAQ Stock Market, (iii) trading in securities generally on the NASDAQ Stock Market or New York Stock Exchange shall have been suspended, (iv) a banking moratorium shall have been declared by federal or New York state authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States, (v) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the NASDAQ Stock Market or New York Stock Exchange, by such Exchange or by order of the Commission or any other Governmental Authority, or (vi) there shall have occurred any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration by the United States of a national emergency or war, any change in financial markets or any other calamity or crisis that, in your judgment, is material and adverse and makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Securities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(a)(vii) and Section 6 hereof shall at all times be effective and shall survive such termination.

(b) Notice of Termination. If you elect to terminate this Agreement as provided in this Section, the Company shall be notified promptly by you by telephone, confirmed by letter.

10. Default by the Company.

(a) Default by the Company. If the Company shall fail at the First Closing Date to sell and deliver the number of Securities which it is obligated to sell hereunder, then this Agreement shall be terminable, in the sole discretion of Piper Jaffray & Co., without any liability on the part of any Underwriter or, except as provided in Section 4(a)(vii) and Section 6 hereof, any non-defaulting party.

(b) No Relief from Liability. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

11. Notices. Except as otherwise provided herein, all communications hereunder shall be in writing and, if to the Underwriters, shall be mailed via overnight delivery service or hand delivered via courier to the Representative c/o Piper Jaffray & Co., U.S. Bancorp Center, 800 Nicollet Mall, Minneapolis, Minnesota 55402, Attention: Equity Capital Markets, with a copy to General Counsel; if to the Company, shall be mailed or delivered to it at 1258 Prospect Street, La Jolla, California 92037, Attention: Chief Executive Officer and President. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 6. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, by reason merely of such purchase of any of the Securities from any of the several Underwriters.

13. Absence of Fiduciary Relationship. The Company acknowledges and agrees that: (a) the Representative have been retained solely to act as an underwriter in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company and the Representative have been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Representative has advised or is advising the Company or on other matters; (b) the price and other terms of the Securities set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Representative and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Representative and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representative has no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; (d) it has been advised that the Representative is acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Representative and the other Underwriters, and not on behalf of the Company; (e) it waives to the fullest extent permitted by law, any claims it may have against the Representative for breach of fiduciary duty or alleged breach of fiduciary duty in respect of any of the transactions contemplated by this Agreement and agrees that the Representative shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company.

14. Governing Law; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

15. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

16. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

[Signature Page Follows]

Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

SOPHIRIS BIO INC.

By	/s/ Randall E. Woods

Confirmed as of the date first above mentioned, on behalf of itself and the other several Underwriters named in Schedule I hereto.

PIPER JAFFRAY & CO.

By	/s/ David W. Stadinski
Name:	David W. Stadinski
Title:	Managing Director

SCHEDULE I

Underwriter	Number of Firm Shares (1)	Number of Accompanying Warrants (1)
Piper Jaffray & Co.	5,525,000	4,143,750
Maxim Group LLC	975,000	731,250
Total	6,500,000	4,875,000

(1) The Underwriters may purchase up to an additional 975,000 Option Shares and 731,250 Option Warrants, to the extent the option described in Section 3(b) of the Agreement is exercised, in the proportions and in the manner described in the Agreement.

SCHEDULE II

Certain Permitted Free Writing Prospectuses

None.

SCHEDULE III

Pricing Information

Number of Firm Shares Being Offered: 6,500,000

Number of Accompanying Warrants: 4,875,000

Number of Option Shares Being Offered: 975,000

Number of Accompanying Option Warrants: 731,250

Offering Price Per Common Share and Accompanying Warrant: $4.00

Exercise Price Per Warrant: $4.00

Underwriting Discounts and Commissions: $0.28 per Common Share and accompanying Warrant

SCHEDULE IV

List of Individuals Executing Lock-Up Agreements

Randall E. Woods

Allison Hulme, Ph.D.

Peter T. Slover

Lars Ekman, M.D., Ph.D.

John Geltosky, Ph.D.

Jim Heppell

Gerald T. Proehl

EXHIBIT A

Form of Warrant

COMMON STOCK PURCHASE WARRANT

sophiris bio inc.

Warrant Shares:	Initial Exercise Date:

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant” and the term “Warrants” below refers to this Warrant and all other warrants to purchase Common Stock originally issued by the Company on the date hereof) certifies that, for value received, or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to the close of business on the five year anniversary of the Initial Exercise Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from Sophiris Bio Inc., a British Columbia corporation (the “Company”), up to          shares (as subject to adjustment hereunder, the “Warrant Shares”) of Common Stock. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1.     Definitions. In addition to the terms defined elsewhere in this Warrant, for all purposes of this Warrant, the following terms have the meanings set forth in this Section 1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common shares of the Company, no par value per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” means any subsidiary of the Company and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB or OTCQX (or any successors to any of the foregoing).

“Transfer Agent” means Computershare Investor Services Inc., the current transfer agent of the Company, and any successor transfer agent of the Company.

Section 2.     Exercise.

a)     Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed facsimile copy (or e-mail attachment) of the Notice of Exercise in the form annexed hereto (the “Notice of Exercise”) and, within one (1) Trading Day of the date said Notice of Exercise is delivered to the Company, payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank or, if available, pursuant to the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Business Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b)     Exercise Price. The exercise price per share of the Common Stock under this Warrant shall be $4.00, subject to adjustment hereunder (the “Exercise Price”).

c)     Cashless Exercise. If at the time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the Warrant Shares to the Holder, then this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the last VWAP immediately preceding the time of delivery of the Notice of Exercise giving rise to the applicable “cashless exercise”, as set forth in the applicable Notice of Exercise (to clarify, the “last VWAP” will be the last VWAP as calculated over an entire Trading Day such that, in the event that this Warrant is exercised at a time that the Trading Market is open, the prior Trading Day’s VWAP shall be used in this calculation);

(B) = the Exercise Price of this Warrant, as adjusted hereunder; and

(X) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the registered characteristics of the Warrants being exercised.  The Company agrees not to take any position contrary to this Section 2(c).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

d)     Mechanics of Exercise.

i.     Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by Holder or (B) this Warrant is being exercised via cashless exercise, and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is one (1) Trading Day after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares; provided payment of the aggregate Exercise Price (other than in the case of a Cashless Exercise) is received within one Trading Day of delivery of the Notice of Exercise. If the Company fails for any reason (other than reasons related to the Holder’s inability or unwillingness to receive the Warrant Shares) to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise. The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable.

ii.     Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii.     Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

iv.     Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 2(d)(i) above pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

v.     No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

vi.     Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

vii.     Closing of Books. The Company will not close its shareholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

e)     Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties.  Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

Section 3.     Certain Adjustments.

a)     Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b)     Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a) above, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

c)     Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a "Distribution"), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder's right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

d)     Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, concurrently with, the consummation of the Fundamental Transaction, the Company shall purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction. The Company shall be required to give at least 20 days prior written notice of the occurrence of such Fundamental Transaction. “Black Scholes Value” means the value of this Warrant based on the Black and Scholes Option Pricing Model obtained from the “OV” function on Bloomberg, L.P. (“Bloomberg”) determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the 100 day volatility obtained from the HVT function on Bloomberg as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (D) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 3(d) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein.

e)     Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

f)     Notice to Holder.

i.     Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by facsimile or email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

ii.     Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any shareholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by facsimile or email to the Holder at its last facsimile number or email address as it shall appear upon the Warrant Register of the Company, at least 10 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 4.     Transfer of Warrant.

a)     Transferability. Subject to applicable laws, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date the Holder delivers an assignment form to the Company assigning this Warrant full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b)     New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c)     Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

Section 5.     Miscellaneous.

a)     No Rights as Shareholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a shareholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3.

b)     Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c)     Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

d)     Authorized Shares.

The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e)     Governing Law; Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

f)     Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

g)     Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h)     Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile or email attachment at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or email attachment on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. All such notices and/or communications shall be sent to the Company at the address listed on the signature page hereto and to the Holder at the address on the Company records, or at such other address as the Company or Holder may designate by ten days’ advance written notice to the other party hereto. To the extent that any notice provided pursuant to this Warrant constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K.

i)     Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j)     Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k)     Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

l)     Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

m)     Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n)     Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

o)     Acceptance. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

********************

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

sophiris bio inc.
By:__________________________________________ Name: Title:

Address: 1258 Prospect Street La Jolla, CA 92037

NOTICE OF EXERCISE

To:     sophiris bio inc.

(1)     The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)     Payment shall take the form of (check applicable box):

[ ] in lawful money of the United States; or

[ ] [if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3)     Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered to the following DWAC Account Number:

_______________________________

_______________________________

_______________________________

[SIGNATURE OF HOLDER]

Name of Investing Entity: ________________________________________________________________________

Signature of Authorized Signatory of Investing Entity: _________________________________________________

Name of Authorized Signatory: ___________________________________________________________________

Title of Authorized Signatory: ____________________________________________________________________

Date: ________________________________________________________________________________________

 EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:	______________________________________
(Please Print)
Address:	______________________________________
Phone Number: Email Address:	(Please Print) ______________________________________ ______________________________________
Dated: _______________ __, ______
Holder’s Signature: _____________________________________
Holder’s Address: ______________________________________

EXHIBIT B

Form of Lock-Up Agreement

August ___, 2016

PIPER JAFFRAY & CO.

As representative of the underwriters named in

the Underwriting Agreement referred to below

c/o   Piper Jaffray & Co.

800 Nicollet Mall,      Suite 800

Minneapolis, MN 55402

Dear Sirs:

As an inducement to the underwriters (the “Underwriters”) to execute an underwriting agreement (the “Underwriting Agreement”) providing for a public offering (the “Offering”) of shares of Common Shares, no par value per share (the “Common Shares”), of Sophiris Bio Inc. and any successor (by merger or otherwise) thereto (the “Company”), the undersigned hereby agrees that without, in each case, the prior written consent of Piper Jaffray & Co. (“Piper Jaffray”), as representative for the Underwriters, during the period specified in the second succeeding paragraph (the “Lock-Up Period”), the undersigned will not: (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into, exercisable or exchangeable for or that represent the right to receive Common Shares (including without limitation, Common Shares which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) whether now owned or hereafter acquired (the “Undersigned’s Securities”); (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Undersigned’s Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise; (3) make any demand for, or exercise any right with respect to, the registration of any Common Shares or any security convertible into or exercisable or exchangeable for Common Shares; or (4) publicly disclose the intention to do any of the foregoing.

The undersigned agrees that the foregoing restrictions preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Securities even if such Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Securities or with respect to any security that includes, relates to, or derives any significant part of its value from such Securities.

The initial Lock-Up Period will commence on the date of this Agreement and continue up to and including the ninetieth (90th) day after the date of the final prospectus used to sell Common Shares in the Offering pursuant to the Underwriting Agreement.

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Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Securities (i) as a bona fide gift or gifts, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (iii) by testate succession or intestate succession or (iv) pursuant to the Underwriting Agreement; provided, in the case of clauses (i)-(iii), that (x) such transfer shall not involve a disposition for value, (y) the transferee agrees in writing with Piper Jaffray to be bound by the terms of this Agreement, and (z) no filing by any party under Section 16(a) of the Exchange Act, shall be required or shall be made voluntarily in connection with such transfer. For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

In addition, the foregoing restrictions shall not apply to (i) the exercise, conversion or exchange of any options, warrants, rights or convertible securities outstanding on the date hereof, including any exercise effected by the delivery or sale of the Undersigned’s Securities to the Company (including, without limitation, to finance a “cashless exercise”); provided that they shall apply to any of the Undersigned’s Securities issued upon such exercise, conversion or exchange, except to the extent such securities are withheld by the Company to cover tax liabilities; (ii) the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act; provided that no sales of the Undersigned’s Securities shall be made pursuant to such a Plan prior to the expiration of the Lock-Up Period (as such may have been extended pursuant to the provisions hereof), and such a Plan may only be established if no public announcement of the establishment or existence thereof and no filing with the Securities and Exchange Commission or other regulatory authority in respect thereof or transactions thereunder or contemplated thereby, by the undersigned, the Company or any other person, shall be required, and no such announcement or filing is made voluntarily, by the undersigned, the Company or any other person, prior to the expiration of the Lock-Up Period; (iii) transactions relating to Common Shares acquired in open market transactions after the completion of the Offering or Common Shares acquired in the Offering or (iv) transfers of Common Shares pursuant to: (a) a bona fide third-party tender or exchange offer made to all holders of the Company’s capital stock involving a change of control of the Company or (b) the consummation of a merger or sale of the Company, regardless of how such a transaction is structured (it being further understood that this Agreement shall not restrict the undersigned from entering into any agreement or arrangement in connection therewith, including an agreement to vote in favor of, or tender the Undersigned’s Common Shares or other securities of the Company in, any such transaction or taking any other action in connection with any such transaction), in each case pursuant to which one hundred percent (100%) ownership of the Company is transferred to such third party or pursuant to such merger or sale.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Common Shares if such transfer would constitute a violation or breach of this Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that upon request, the undersigned will execute any additional documents necessary to ensure the validity or enforcement of this Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

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The undersigned understands that the undersigned shall be released from all obligations under this Agreement if (i) the Company notifies the Underwriters that it does not intend to proceed with the Offering, (ii) the Underwriting Agreement does not become effective, or the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Shares to be sold thereunder, or (iii) the Offering is not completed by September 30, 2016.

The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Offering in reliance upon this Agreement.

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This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

Printed Name of Holder

By:
Signature

Printed Name of Person Signing (and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

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